EXHIBIT 10.34

FIRST AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT

This First Amendment to the Exclusive License Agreement (the “First Amendment”) is made and entered into this 23rd day of January, 2017 (“First Amendment Effective Date”) by and between the Regents of the University of Colorado, a body corporate, having its principal office at 1800 Grant Street, 8th Floor, Denver, CO 80203 (“University”), and Ocugen, Inc., a Delaware company having its principal office at Bioscience Park Center, 12635 E. Montview Blvd, Suite 100, Aurora, CO 80045 (“Licensee”).

Background

A.	The parties entered into an Exclusive License Agreement on the 3rd of March, 2014, (the “Agreement”).

B.	The parties wish to amend certain financial terms as mutually agreed to between the parties.

C.	University further wishes to update its notice and payment addresses.

Accordingly, the parties agree as follows:

Article 1 Amendment

1.1    Any capitalized terms not defined herein have the same meaning as set forth in the Agreement.

1.2    Certain provisions of Appendix A, as provided below, of the Agreement are hereby revised to read in their entirety as follows:

(a)	Section 2(c)(iii) now reads:

BLA approval by FDA (or foreign equivalent, subject to the condition below) for a Licensed Product from [___]** for first indication: $[___]**.

(b)	Section 2(c)(iv) now reads:

BLA approval by FDA (or foreign equivalent, subject to the condition below) for a Licensed Product from [___]** for first indication: $[___]**.

(c)	Section 2(e) now reads:

Royalty on Net Sales. Licensee agrees to pay the University an earned royalty of [___]** percent ([___]**%) of Net Sales.

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**PORTIONS OF THIS EXHIBIT (INDICATED BY ASTERISKS) HAVE BEEN OMITTED AS THE REGISTRANT HAS DETERMINED THAT (I) THE OMITTED INFORMATION IS NOT MATERIAL AND (II) THE OMITTED INFORMATION WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)	Section 2(f) now reads:

Royalty on Sublicense Income. The Licensee shall pay the University an earned royalty of [___]** percent ([___]**%) on Sublicense Income of [___]**%.

In the case of Sublicense Income in the form of private equity in the Sublicensee, University shall receive [___]** percent ([___]**%) of the shares or other equity interests received by Licensee.

(e)	The University’s payment address set forth in Section 2(m) now reads:

CU Innovations

University of Colorado Denver

12635 E. Montview Blvd., Suite 270

Aurora, CO 80045

ATTN: Financial Administrator

1.3 The University’s notice address set forth in Article 13.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

License Administrator, CU Case #[___]** or [___]**

CU Innovations

University of Colorado Denver

12635 E. Montview Blvd., Suite 270

Aurora, CO 80045

Article 2 Miscellaneous

2.1    Except as expressly amended by this First Amendment, all provisions of the Agreement remain in full force and effect.

2.2    This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

2.3    This First Amendment together with the Agreement contains the entire understanding and agreement between the parties respecting the subject matter thereof and supersedes all prior understandings and agreements.

2.4    The provisions and clauses of this First Amendment are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

To evidence the parties’ agreement to this First Amendment, the parties have executed it in duplicate and delivered it on the First Amendment Effective Date.

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University	Company

/s/	/s/
Name:	Name:
Title:	Title:

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